UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2023

Veritone, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38093	47-1161641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Platte Street 2nd Floor
Denver, Colorado		80202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 507-1737

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VERI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported, on May 27, 2023, Veritone, Inc., a Delaware corporation (the “Company”), and Veritone UK Ltd., a limited company incorporated under the laws of England and Wales with company number 10993647 (“Veritone UK” and, together with the Company, “Veritone”), entered into a Securities and Asset Purchase Agreement (the “Purchase Agreement”) with CareerBuilder, LLC, a Delaware limited liability company (“CareerBuilder LLC”), CareerBuilder International Holding B.V., a limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (“CareerBuilder B.V.”), and CareerBuilder France Holding, LLC, a Delaware limited liability company (“CBFH” and, together with CareerBuilder B.V. and CareerBuilder LLC, the “Sellers”), to purchase, subject to certain terms and conditions, the Broadbean Business (as defined below) from the Sellers by acquiring (i) all of the issued and outstanding share capital of (a) Broadbean Technology Pty Ltd ACN 116 011 959 / ABN 79 116 011 959, a limited company incorporated under the laws of Australia (“Broadbean Australia”), (b) Broadbean Technology Limited, a limited company incorporated under the laws of England and Wales (“Broadbean UK”), (c) Broadbean, Inc., a Delaware corporation (“Broadbean Inc.”), and (d) CareerBuilder France S.A.R.L., a limited liability company organized (société à responsabilité limitée) under the laws of France, and (ii) certain assets and liabilities related to the Broadbean Business (the forgoing clauses (i) and (ii) together, the “Broadbean Business” and the acquisition of the Broadbean Business, the “Transaction”).

On June 13, 2023, the Company completed the Transaction and acquired the Broadbean Business. At the closing of the Transaction (the “Closing”), the Company paid the Sellers $52,000,000 in cash, subject to certain adjustments set forth in the Purchase Agreement (as adjusted, the “Purchase Price”). A portion of the Purchase Price was deposited in specified escrow accounts for the purposes of satisfying any post-Closing indemnification claims made pursuant to the Purchase Agreement and certain post-Closing adjustments pursuant to the Purchase Price. The Company also obtained a representation and warranty insurance policy at Closing.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8‑K filed by the Company on May 31, 2023 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 14, 2023, the Company issued a press release announcing the consummation of the Transaction. A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated by reference in its entirety. The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

In accordance with Item 9.01(a)(3) of Form 8-K, the financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days from the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information

In accordance with Item 9.01(b)(2) of Form 8-K, the pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days from the required filing date for this Current Report on Form 8-K.

(d) Exhibits

Exhibit No.	Description

2.1†

Securities and Asset Purchase Agreement, dated as of May 27, 2023, by and among Veritone, Inc., Veritone UK Ltd., CareerBuilder, LLC, CareerBuilder International Holding B.V. and CareerBuilder France Holding, LLC (incorporated by reference to Exhibit 2.1 to Veritone, Inc.’s Current Report on Form 8-K filed on May 31, 2023).

99.1	Press Release of Veritone, Inc., dated June 14, 2023.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

† The exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended. The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veritone, Inc.

Date:	June 14, 2023	By:	/s/ Michael L. Zemetra
Michael L. Zemetra Executive Vice President, Chief Financial Officer and Treasurer